UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 2, 2026

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, $0.10 par value	RIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD Disclosure.

Transocean Ltd. (NYSE: RIG) (“Transocean”) today announced awards of a contract for a harsh environment semisubmersible in Norway and contract extensions for two ultra-deepwater drillships in Brazil. In aggregate, the fixtures represent approximately $1.0 billion in incremental firm contract backlog, as follows.

●	The Transocean Barents was awarded a 1,095-day contract with Vår Energi ASA in Norway at a rate of $450,000 per day, excluding additional services. The program is anticipated to commence by the middle of the second quarter of 2027 and is expected to contribute approximately $490 million in backlog, excluding compensation for mobilization and demobilization. The contract also includes options that, if fully exercised, could keep the rig working in Norway into 2034.

●	The Deepwater Orion was awarded a 1,095-day contract extension with Petrobras in direct continuation of its current activity. The extension is expected to contribute approximately $420 million in incremental backlog and commit the rig through March 2030. Prior to the extension period, from April 1, 2026, until the commencement of the new contract extension in March 2027 (approximately 340 days), the existing backlog will be reduced by approximately $20 million.

●	The Deepwater Aquila was awarded a 365-day contract extension with Petrobras in direct continuation of its current activity. The extension is expected to contribute approximately $160 million in incremental backlog and commit the rig through June 2028. Prior to the extension period, from April 1, 2026, until the commencement of the new contract extension in June 2027 (approximately 450 days), the existing backlog will be reduced by approximately $10 million.

Separately, Transocean retired the 8.375% Senior Secured Notes due 2028 (Titan Notes) in full on March 20, 2026. The outstanding principal amount of $358 million, plus a call premium and accrued but unpaid interest, was settled using cash on hand and funds from the associated debt service reserve account. Interest expense savings to maturity is approximately $39 million. The early retirement of the Titan Notes is consistent with the company’s commitment to accelerate deleveraging, reduce interest expense and simplify the balance sheet.

Including the retirement of the Titan Notes, and excluding any additional early retirements, Transocean currently expects to retire a total of $0.75 billion of debt in 2026.

A copy of the press release announcing the fixtures referred to above is attached hereto and incorporated herein by reference as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Transocean Ltd. Announces Contract Awards Totaling $1.0 Billion and Retirement of Senior Secured Notes
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: April 2, 2026	By:	/s/ Brady K. Long
Brady K. Long
Authorized Person